UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - March 22, 2023

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 22, 2023, Oncor Electric Delivery Company LLC, a Delaware limited liability company (“Oncor”), entered into a Term Loan Credit Agreement (the “Term Loan Agreement”) between Oncor, as the borrower, and U.S. Bank National Association, as the lender (the “Lender”).

The Term Loan Agreement provides for a term loan credit facility in an aggregate principal amount of $150 million (the “Term Loan Facility”) with a maturity date of April 30, 2024.

On March 23, 2023, Oncor borrowed $150 million aggregate principal amount under the Term Loan Agreement which was the full amount of the Term Loan Facility. Oncor used the proceeds from the borrowing for general corporate purposes, including repayment of outstanding commercial paper notes issued under its commercial paper program.

Loans under the Term Loan Agreement may be, at Oncor’s option, in the form of a “Term SOFR Loan” or an “ABR Loan”, each as defined in the Term Loan Agreement. Term SOFR Loans bear interest at a rate per annum equal to the secured overnight financing rate (“SOFR”) calculated based on term SOFR for a one- or three- month interest period, as selected by Oncor, as of a specified date, plus 0.95%. ABR Loans bear interest, for any day, at a rate per annum equal to the greatest of: (1) the prime rate quoted by the Lender on such day, (2) the federal funds effective rate on such day plus 0.50%, and (3) term SOFR for a one-month interest period on such day plus 1.00%.

The Term Loan Agreement contains customary covenants for facilities of this type, restricting, subject to certain exceptions, Oncor and its subsidiaries from, among other things:

•	incurring additional liens;

•	entering into mergers and consolidations; and

•	sales of substantial assets.

In addition, the Term Loan Agreement requires that Oncor maintain a consolidated senior debt to consolidated total capitalization ratio of no greater than 0.65 to 1.00 and observe certain customary reporting requirements and other affirmative covenants.

The Term Loan Agreement also contains customary events of default for facilities of this type, the occurrence of which would allow the Lender to accelerate all outstanding loans and terminate its commitments, including certain changes in control of Oncor that are not permitted transactions under the Term Loan Agreement and cross-default provisions in the event Oncor or any of its subsidiaries defaults on indebtedness in a principal amount in excess of $100 million or receives judgments for the payment of money in an aggregate amount in excess of $100 million that are not discharged or stayed within 60 days.

The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the complete terms of the Term Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The Lender is also a lender under Oncor’s revolving credit facility, and the Lender and its affiliates have, from time to time, performed various other financial advisory, issuer and paying agency, commercial banking, and investment banking services for Oncor and certain of its affiliates for which they have received customary fees and the payment of expenses.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated as of March 22, 2023, between Oncor Electric Delivery Company LLC, as the borrower, and U.S. Bank National Association, as the lender.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: March 23, 2023